SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 8, 2003

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14180 Dallas Parkway, 9th Floor Dallas, Texas (Address of principal executive offices)	75254 (Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

ITEM 5. OTHER EVENTS
SIGNATURE
EX-99.3 Press Release

ITEM 5. OTHER EVENTS

On October 9, 2003, Ashford Hospitality Trust, Inc. (the “Company”) issued a press release announcing that it has closed on its acquisition of five hotel properties from FelCor Lodging Limited Partnership for $50 million in cash. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference. On September 23, 2003, the Company filed a required Form 8-K announcing that it would be acquiring these properties.

     (c) Exhibits

99.3	Press Release of the Company dated October 9, 2003, announcing it has closed on its acquisition of five hotel properties from FelCor Lodging Limited Partnership for $50 million in cash.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2003

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DAVID A. BROOKS

David A. Brooks Chief Legal Officer